CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We consent to the use in this Registration Statement of Nittany Financial Corp. on Form SB-2 of our report dated January 9, 2004, on the consolidated financial statements of Nittany Financial Corp. for the years ended December 31, 2003 and 2002. We also consent to references to us under the heading "Experts" in the Registration Statement on Form SB-2.


/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania
November 26, 2004